Exhibit 99.1


            Ultratech Announces Third Quarter 2007 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 18, 2007--Ultratech, Inc. (NASDAQ:UTEK) today announced unaudited results for the three-month and nine-month periods ended September 29, 2007.

    For the third quarter of fiscal 2007, Ultratech reported net sales of $25.2 million compared to $33.9 million during the third quarter of 2006. Ultratech's net loss for the third quarter of 2007 was $0.9 million or $0.04 per share compared to a net loss of $2.6 million or $0.11 per share for the same quarter last year. For the first nine months of 2007, Ultratech reported net sales of $82.6 million compared to net sales of $94.9 million in the first nine months of 2006. Ultratech posted a net loss of $3.1 million or $0.13 per share during the first nine months of 2007, compared to net loss of $2.2 million or $0.09 per share in the first nine months of 2006.

    Arthur W. Zafiropoulo, Chairman, Chief Executive Officer and
President, stated, "During the quarter, Ultratech continued to penetrate the marketplace with our Laser Spike Anneal (LSA) systems as our strategic customers transition to leading-edge 65-nm and 45-nm technology nodes.

    "Ultratech remains focused on driving improvement through both continued cost discipline and operational management to improve our results for the long term. At the same time, Ultratech will further its ongoing efforts to deliver superior customer support and provide semiconductor manufacturers with reliable solutions that enable advantages in both technology and cost efficiency in our served markets," Zafiropoulo concluded.

    At September 29, 2007, Ultratech had $132 million in cash, cash equivalents, short-term investments and long-term investments. Working capital was $134 million and stockholders' equity was $7.47 per share based on 23,366,319 total shares outstanding on September 29, 2007.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, October 18, 2007. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.

    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, October 20, 2007. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 19629473.

    Profile

    Ultratech, Inc. (NASDAQGM:UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography, in addition to being a pioneer of laser processing. Its advanced-packaging lithography systems deliver strong cost-of-ownership, repeatability and throughput advantages, and are used worldwide in the fabrication of semiconductors and FPDs. Ultratech's advanced laser processing technology enhances yields, while enabling a cost-effective transfer to 65-nm and below production, and is being integrated into the manufacturing lines of leading-edge semiconductor manufacturers. Ultratech's home page on the World Wide Web is located at: www.ultratech.com.

    Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; announced and future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2006 as amended and Quarterly Report on Form 10Q for the quarter ended June 30, 2007. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.



                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                                 Sept. 29,   Dec. 31,
(In thousands )                                    2007      2006(a)
----------------------------------------------------------------------
ASSETS                                          (Unaudited)

Current assets:
-----------------------------------------------
   Cash, cash equivalents, and short-term
    investments                                    $109,048   $ 78,090
   Accounts receivable                               13,243     18,054
   Inventories                                       35,674     40,988
   Prepaid expenses and other current assets          3,163      2,181
----------------------------------------------------------------------
Total current assets                                161,128    139,313

Long-term investments                                23,374     48,328


Equipment and leasehold improvements, net            18,225     20,326

Demonstration inventories, net                        4,032      4,717

Other assets                                          2,193      3,366
----------------------------------------------------------------------

Total assets                                       $208,952   $216,050
======================================================================


----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
-----------------------------------------------
   Notes payable                                   $  6,558   $  6,974
   Accounts payable                                   7,684     10,440
   Deferred product and service income                2,609      2,950
   Other current liabilities                         10,488     13,998
----------------------------------------------------------------------
Total current liabilities                            27,339     34,362

Other liabilities                                     7,186      7,580

Stockholders' equity                                174,427    174,108
----------------------------------------------------------------------

Total liabilities and stockholders' equity         $208,952   $216,050
======================================================================

(a) The balance sheet as of December 31, 2006 has been derived from the audited financial statements as of that date.




                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

----------------------------------------------------------------------
                               Three Months Ended   Nine Months Ended
                               ---------------------------------------
(In thousands, except per      Sept. 29, Sept. 30, Sept. 29, Sept. 30,
 share amounts)                  2007      2006      2007      2006
-------------------------------------------------- -------------------
Total net sales(b)              $25,188  $ 33,943  $ 82,567  $ 94,930

Cost of sales:
------------------------------
   Cost of products sold         12,363    18,713    41,236    49,650
   Cost of services               2,464     2,780     6,994     7,362
-------------------------------------------------- -------------------
Total cost of sales              14,827    21,493    48,230    57,012
-------------------------------------------------- -------------------
Gross profit                     10,361    12,450    34,337    37,918
Operating expenses:
------------------------------
   Research, development, and
    engineering                   5,981     7,146    17,781    19,649
   Selling, general, and
    administrative                7,026     8,872    23,889    24,514
-------------------------------------------------- -------------------
Operating income (loss)          (2,646)   (3,568)   (7,333)   (6,245)
Interest expense                   (123)      (95)     (594)     (139)
Interest and other income, net    1,696     1,545     4,811     4,774
-------------------------------------------------- -------------------

Income (loss) before tax         (1,073)   (2,118)   (3,116)   (1,610)
Income taxes                       (189)      450        (7)      552
----------------------------------------------------------------------
Net income (loss)                 ($884)  ($2,568)  ($3,109)  ($2,162)
----------------------------------------------------------------------
Earnings per share - basic:
------------------------------
   Net income (loss)             ($0.04)   ($0.11)   ($0.13)   ($0.09)
   Number of shares used in
    per share calculations -
    basic                        23,394    23,477    23,344    23,747

Earnings per share - diluted:
------------------------------
   Net income (loss)             ($0.04)   ($0.11)   ($0.13)   ($0.09)
   Number of shares used in
    per share calculations -
    diluted                      23,394    23,477    23,344    23,747
----------------------------------------------------------------------


(b) Systems Sales               $17,285  $ 25,723  $ 57,909  $ 70,568
   Parts Sales                    3,624     4,294    12,803    13,220
   Service Sales                  4,279     3,826    11,755    10,942
   License Sales                      -       100       100       200
----------------------------------------------------------------------
    Total Sales                 $25,188  $ 33,943  $ 82,567  $ 94,930
----------------------------------------------------------------------




    (UTEK-F)


    CONTACT: Ultratech, Inc., San Jose
             Bruce Wright, 408-321-8835
             Sr. Vice President, Finance/CFO
             or
             Laura Rebouche', 408-321-8835
             Vice President of Investor Relations, Corporate and
             Marketing Communications